Exhibit 11

Statement re computation
of per share earnings
                                   For the three     For the three     For the six       For the six
                                   months ended      months ended      months ended      months ended
                                   June 30, 1996     June 30, 1996     June 30, 1996     June 30, 1996
                                      Primary        Fully diluted        Primary        Fully diluted
Weighted average common
shares outstanding                  3,385,805          3,385,805         3,385,805          3,385,805

Dilutive effect of common
stock equivalents                     261,584            306,524           212,336            306,524
                                   ----------         ----------        ----------         ----------
Weighted average common
and common equivalent
shares outstanding                  3,647,389          3,692,329         3,598,141          3,692,329
                                   ==========         ==========        ==========         ==========
Net income                         $   71,181         $   71,181        $  202,206         $  202,206
                                   ==========         ==========        ==========         ==========

Net income per common share        $     0.02         $     0.02        $     0.06         $     0.06
                                   ==========         ==========        ==========         ==========